UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2025

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 28, 2025, Customers Bancorp, Inc. (the “Company”) announced that Mr. Philip Watkins, currently Executive Vice President, Chief Financial Officer of the Company, will transition to Executive Vice President, Head of Corporate Development and Investor Relations, on or around August 15, 2025, to focus on spearheading strategic initiatives to support the Company’s long-term growth.
The Company also announced that Mark McCollom has been appointed Executive Vice President, Chief Financial Officer of Customers Bank, the Company’s wholly owned subsidiary, effective June 2, 2025, and will assume the role of Executive Vice President, Chief Financial Officer of the Company from Mr. Watkins effective on or around August 15, 2025.
Mr. McCollom, age 61, brings more than 35 years of experience across finance, strategy and operations. Most recently Mr. McCollom served as Chief Financial Officer of Fulton Financial Corporation, a $30 billion financial holding company headquartered in Lancaster, PA, and parent company of Fulton Bank, from 2017 through 2024. Prior to that, Mr. McCollom spent 9 years in senior leadership at Griffin Financial Group, an investment banking and financial advisory firm, and served as the Chief Financial Officer of Sovereign Bancorp, Inc., the parent of Sovereign Bank, from 1996 through 2008. Mr. McCollom is a graduate of The Pennsylvania State University, with a Bachelor of Science in Accounting.
The Company and Mr. McCollom have agreed to enter into an employment agreement (the “Employment Agreement”) that will include the following terms. The initial term of the Employment Agreement is 2 years, which term continues unless and until Mr. McCollum or the Company provide proper notice to the contrary. Pursuant to the Employment Agreement, Mr. McCollom is entitled to receive: (i) a base salary of $500,000 per year; (ii) a short term incentive (“STI”) target for 2025 equal to 70% of annualized base salary, payable in a mix of cash and time-vested Restricted Stock Units (“RSUs”) typically scheduled to vest in three equal, annual installments, based on performance-based criteria approved by the Company’s Leadership Development and Compensation Committee (“LD&CC”); (iii) a long term incentive (“LTI”) target for 2025 equal to 100% of annualized base salary, awarded entirely in the form of RSUs, with 40% of the award scheduled to vest in three equal, annual installments, and 60% of the award scheduled to cliff vest 100% after three years, based on performance-based criteria approved by the LD&CC; and (iv) participation in the Company’s health, welfare and other benefit programs, comparable to those of the Company’s other executives. Mr. McCollom is entitled to certain indemnification rights under the Employment Agreement.
Mr. McCollom will be entitled to severance compensation under the Employment Agreement if he terminates his employment for “Good Reason” (as defined in the Employment Agreement), or if his employment is terminated by the Company other than for “Cause” (as defined in the Employment Agreement) during the employment term. If a “Change in Control” (as defined in the Employment Agreement) has not occurred within twenty-four months before termination of employment, then: (i) he will receive the sum of his then current annualized base salary for the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (ii) any unvested equity awards he has received will continue to vest on the normal schedule; (iii) he will be entitled to an allocable fraction of any annual performance bonus that would have been payable to his for the current year had he remained employed through the date of payment; and (iv) the Company shall continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits for the shorter of the period on which his cash severance compensation is measured or the maximum period then permitted to extend his benefit under the applicable plan or policy or applicable law.
If a Change in Control shall have occurred within 24 months before termination of his employment, and Mr. McCollom is terminated by the Company other than for Cause within the “Change in Control Period” (as defined in the Employment Agreement) or if Mr. McCollom terminates his employment with the Company for Good Reason within one year after the date of a Change in Control, and Mr. McCollom complies with the terms of the Employment Agreement, then: (i) he will receive cash equal to 200% of the highest rate of base annual salary that was payable to or for the benefit of Executive at any time during the twelve (12)-month period ending on the date of Executive's termination of employment; (ii) he will receive cash equal to 200% of the average of the aggregate annual performance bonuses earned by Mr. McCollom for during each of the three most recent fiscal years of the Company ended with or prior to the date of his termination of employment; and (iii) any unvested equity awards he has received will vest in full; except that if Mr. McCollom is terminated by the Company other than for Cause within the second year after the date of a Change in Control, the severance calculation in items (i) and (i) above shall be reduced from 200% to 100%.

If, as a result of payments made pursuant to the Employment Agreement, together with all other payments in the nature of compensation provided to or for the benefit of Mr. McCollom under any other plans or agreements in connection with a Change in Control, Mr. McCollom becomes subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of severance to be paid pursuant to the Employment Agreement will be reduced to the maximum amount allowable without causing Mr. McCollom to become subject to such excise taxes.
The Employment Agreement contains certain restrictive covenants that prohibit Mr. McCollom from soliciting certain customers, clients, executives, board members, employees or vendors of the Company during the period of his employment and for the 12-month period following termination of his employment. The Employment Agreement also contains certain confidentiality, non-disclosure and assignment obligations with respect to the Company’s “Proprietary Information” (as defined in the Employment Agreement).
The Company will file an amendment to this Current Report on Form 8-K to to report the execution of the Employment Agreement within four business days of entering into the Employment Agreement.
There are no arrangements or understandings pursuant to which Mr. McCollom was appointed as an officer, and there are no family relationships between Mr. McCollom and any of the Company’s officers or directors. There are no related party transactions reportable under Item 404(a) of Regulation S-K with respect to Mr. McCollom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: June 2, 2025